Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I Dan Wernikoff, Chief Executive Officer of LegalZoom.com, Inc., or the Company, and Noel Watson, Chief Financial Officer of the Company, each hereby certifies that, to the best of our knowledge:
1.The Company’s Annual Report on Form 10-K for the period ended December 31, 2021, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 24th day of March 2022.

LegalZoom.com, Inc.

Date: March 24, 2022	By:	/s/ Dan Wernikoff
Dan Wernikoff
Chief Executive Officer
(Principal Executive Officer)

Date: March 24, 2022	By:	/s/ Noel Watson
Noel Watson
Chief Financial Officer
(Principal Financial and Accounting Officer)